UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2021 (November 4, 2021)

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Public offering of common stock

On November 5, 2021, Asbury Automotive Group, Inc. (the “Company”) completed its previously announced underwritten public offering (the “Common Stock Offering”) of 3,795,000 shares of its common stock, par value $0.01 per share (the “Shares”), which includes 495,000 Shares issued and sold pursuant to the full exercise of the underwriters’ option to purchase the additional shares. The Company received total gross proceeds of $690,690,000 from the Common Stock Offering, excluding the underwriters’ discounts and the payment of its estimated expenses related to the Common Stock Offering.

The Company is filing the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-260658) in connection with the Common Stock Offering:

•	Underwriting Agreement, dated November 2, 2021, among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc., acting as representatives of the several underwriters named therein;

•	Opinion of Jones Day; and

•	Consent of Jones Day (included in Exhibit 5.1).

Private offering of senior notes

On November 4, 2021, the Company issued a press release (the “Press Release”) announcing the pricing of its previously announced offering of senior notes (the “Notes Offering”), consisting of $800 million aggregate principal amount of 4.625% Senior Notes due 2029 (the “2029 Notes”) and $600 million aggregate principal amount of 5.000% Senior Notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Notes”), pursuant to exemptions from the registration requirements under the Securities Act of 1933. Due to the exercise by the underwriters of their option to purchase additional shares in the Common Stock Offering and the corresponding increase in proceeds, the aggregate principal amount of the Notes was decreased by $100 million from the amount previously announced.

The Company intends to use the proceeds from the Notes Offering, together with the proceeds of the Common Stock Offering, additional borrowings and cash on hand, to fund, if consummated, the acquisition of all of the equity interests of, and the real property related to, the businesses of the Larry H. Miller Dealerships and Total Care Auto, Powered by Landcar, and the payment of fees and expenses related to the foregoing, and to use the balance of the net proceeds, if any, for general corporate purposes, including other dealership acquisitions or capital investments.

The Notes of each series will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of the Company that guarantees the Company’s existing senior credit facility, subject to certain exceptions (which exceptions include the entities comprising Total Care Auto, Powered by Landcar).

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 2, 2021, among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc., acting as representatives of the several underwriters named therein

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

99.1	Press Release relating to the Notes Offering, dated November 4, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: November 5, 2021	By:	/s/ Michael D. Welch
Michael D. Welch
Senior Vice President and Chief Financial Officer